EXHIBIT 16.1


June 25, 2004


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549

Commissioners:

We have read the statements made by Tasty Baking Company 401(k) Thrift Plan (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 14, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP